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                                                                    EXHIBIT 10.8


                              RIVER HOLDING CORP.

                     1998 EMPLOYEE STOCK SUBSCRIPTION PLAN


          Section 1.    Description of Plan.  This is the 1998 Employee Stock
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Subscription Plan, dated April 7, 1998 (the "Plan"), of River Holding Corp., a
Delaware corporation (the "Company"). Under the Plan, directors, officers, employees and consultants of the Company or any of the directly or indirectly majority or wholly owned subsidiaries of the Company or any such Subsidiary which may be formed in the future (individually, a "Subsidiary," and collectively, the "Subsidiaries"), to be selected as set forth below, may be sold and issued shares of the common stock of the Company ("Shares").

          Section 2.    Purpose of Plan.  The purpose of the Plan and the
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issuance and sale of Shares to specified persons is to further the growth, development and financial success of the Company and the Subsidiaries by providing additional incentives to directors, officers, employees and consultants. By assisting such persons in acquiring Shares, the Company can ensure that such persons will themselves benefit directly from the Company's and the Subsidiaries' growth, development and financial success.

          Section 3.    Eligibility.  The persons who shall be eligible to
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receive Shares under the Plan shall be the directors, officers, employees and consultants of the Company and the Subsidiaries, designated by the Committee (as defined below) (each, a "Participant").

          Section 4.    Administration.  The Plan shall be administered by the
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Board of Directors of the Company (the "Board") or, at the Board's option, by a compensation committee established by the Board (the Board or such committee, the "Committee") who shall be empowered to interpret and administer the Plan in its sole discretion.

          Section 5.    Shares Subject to the Plan.  The number of Shares that
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may be issued pursuant to the Plan shall not exceed 400,000, subject to adjustment to reflect any stock split, reverse split, combination, recapitalization or reclassification with respect to the Shares. In the event that any Shares issued pursuant to the Plan are reacquired by the Company, such Shares shall again become available for issuance under the Plan.

          Section 6.    Issuance of Shares.  The Company's obligation to issue
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Shares pursuant to the Plan is expressly conditioned upon the completion by the
Company of any registration or other qualification of such Shares under any state and/or federal law or rulings and regulations of any government regulatory body and the making of such investment representations or other representations and undertakings by a Participant (or such person's legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such Shares which the Company in its sole discretion shall deem necessary or advisable.

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          Section 7.    Stock Subscription Agreement.  The Shares issued and
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sold pursuant to the Plan shall be evidenced by a written stock subscription agreement (the "Stock Subscription Agreement") executed by the Company and the Participant. The Stock Subscription Agreement (i) shall contain such terms and conditions as the Committee deems desirable and which are not inconsistent with the Plan; (ii) shall contain each of the provisions and agreements herein specifically required to be contained therein; and (iii) may contain provisions which (A) give the Company (or its designee) a right to repurchase all or any portion of a Participant's Shares under specified circumstances, (B) give the Company (or its designee) a right of first refusal to purchase any Shares which a Participant proposes to sell, (C) give certain drag-along and tag-along rights, and (E) specify the form of lawful consideration for the payment of Shares by a Participant who proposes to purchase under the Plan.

          Section 8.    Withholding of Taxes.  The Company or a Subsidiary, as
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the case may be, may deduct and withhold from the wages, salary, bonus and other income paid by the Company or such Subsidiary to a Participant the requisite tax upon the amount of taxable income, if any, recognized by such person in connection with the issuance of the Company's Shares, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's (or such Subsidiary's) concurrent or next payment of wages, salary, bonus or other income to a Participant or by payment to the Company (or such Subsidiary) by the such person of the required withholding tax, as the Committee may determine.

          Section 9.    Effectiveness and Termination of Plan.  The Plan shall
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be effective on the date on which it is adopted by the Board and the Board may in its sole discretion terminate the Plan at any time.

          Section 10.   Amendment of Plan.  The Committee may make such
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amendments to the Plan and, with the written consent of each Participant affected, to the terms and conditions of the Stock Subscription Agreement as it shall deem advisable.

          Section 11.   Indemnification.  In addition to such other rights of
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indemnification as they may have as directors, the members of the Board and the
Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board or Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding such Board or Committee member shall in writing offer the Company the opportunity, at the Company's expense, to handle and defend the same.

          Section 12.   Governing Law.  The Plan shall be construed under and
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governed by the laws of the State of Delaware without regard to conflict of law provisions thereof.

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          Section 13.   Not an Employment or Other Agreement.  Nothing contained
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in the Plan or in any Stock Subscription Agreement shall confer, intend to confer or imply any rights of employment or rights to any other relationship or rights to continued employment by, or rights to a continued relationship with, the Company or any Subsidiary in favor of any Participant or limit the ability of the Company or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment of, or relationship with, any Participant subject to the terms of any written employment or other agreement to which a Participant is a party.

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